EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-69554, 333-53296, 333-53296-01, 333-53296-02 and 333-53296-03, on Form S-3,
of TXU US Holdings Company (US Holdings), of our report dated April 15, 2002, on the combined financial statements of Oncor Electric Delivery Company (the Company) and the businesses that comprise the Company, as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, appearing in the Current Report on Form 8-K of US Holdings dated April 17, 2002.



Dallas, Texas
April 17, 2002